UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2014 (July 21, 2014)

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas

75248

(Address of principal executive offices)

(Zip Code)

972-931-4300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On July 21, 2014, the board of directors (the “Board”) of TIER REIT, Inc. (the “Company,” “we,” “our” or “us”) voted to increase the size of the Board from five to seven members and appointed Richard I. Gilchrist and Scott W. Fordham to fill the two vacancies created thereby.  Information regarding Messrs. Gilchrist and Fordham is provided below.  Neither Mr. Gilchrist nor Mr. Fordham was elected pursuant to any arrangement or understanding between himself and any other person, and the Board affirmatively determined that Mr. Gilchrist has no direct or indirect material relationship with the Company and qualifies as an independent director pursuant to Section 7.2 of the Company’s Ninth Articles of Amendment and Restatement, as amended.

Richard I. Gilchrist

Mr. Gilchrist, 68, has served as Senior Advisor to The Irvine Company (“Irvine”) since July 2011 and previously served as President of Irvine’s Investment Properties Group (“IPG”) from 2006 to July 2011. Irvine is a privately held company known as a best-of-class master planner and long-term owner, investor and operator of a large and diversified real estate portfolio. In his role as IPG President, Mr. Gilchrist guided Irvine’s office, retail, resort and apartment properties in Southern California and Silicon Valley, including development, marketing and management. Prior to joining Irvine, Mr. Gilchrist served as President and Co-Chief Executive Officer of Maguire Properties, Inc., where he oversaw significant growth in the company’s portfolio through acquisitions and development and spearheaded its successful initial public offering in 2003. Before joining Maguire Properties, Mr. Gilchrist served as President and Chief Executive Officer of the privately held REIT, Commonwealth Atlantic Properties. Mr. Gilchrist currently serves as a member of the Whittier College Board of Trustees and the UCLA School of Law Board of Advisors. He previously served as Chairman of the Whittier College Board of Trustees and was also a co-founder and managing partner of CommonWealth Partners, LLC, an advisor and venture partner with the California Public Employees’ Retirement System, and a senior partner of Maguire Thomas Partners, a national real estate developer and operator. Mr. Gilchrist currently serves as a director of Ventas, Inc. (NYSE: VTR) and Spirit Realty Capital, Inc. (NYSE: SRC) and has previously served as a director of BioMed Realty Trust, Inc. (NYSE: BMR) (2007-2014) and Nationwide Health Properties, Inc. (formerly NYSE: NHP) (2008-2011).

Scott W. Fordham

Mr. Fordham, 46, serves as our Chief Executive Officer and President.  Mr. Fordham has more than 20 years of experience in corporate finance and accounting with an emphasis on capital markets, financial forecasting and strategy, and accounting practices for public companies.  His experience includes over 20 years in the real estate industry and more than 17 years with real estate investment trusts.  From January 2007 until joining the Behringer organization in May 2008 to focus on the Company, he served as senior vice president and chief accounting officer for Apartment Investment and Management Company (NYSE: AIV).  From November 1992 to December 2006, he held various finance and accounting positions with Prentiss Properties Trust (formerly NYSE: PP) and its successor, Brandywine Realty Trust (NYSE: BDN), and served as chief accounting officer from May 2004 to December 2006.  Mr. Fordham was also previously employed by PricewaterhouseCoopers LLP.  Mr. Fordham is a certified public accountant and received a bachelor of business administration degree in accounting from Baylor University.

Item 7.01                                           Regulation FD Disclosure.

On July 23, 2014, we issued a press release with respect to the appointment of Richard I. Gilchrist and Scott W. Fordham to our Board.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated July 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER REIT, INC.

Date: July 23, 2014	By:	/s/ Telisa Webb Schelin
	Name:	Telisa Webb Schelin
	Title:	Senior Vice President — Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 23, 2014